UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 5, 2018

PROVENTION BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38552	81-5245912
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 666, Oldwick, New Jersey 08858
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (908) 336-0360

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 5, 2018, the Board of Directors (the “Board”) of Provention Bio, Inc. (the “Company”) increased the size of the Board to six directors and appointed Avery (Chip) W. Catlin, age 70, to fill the newly created directorship. Mr. Catlin will hold this position until the next annual meeting of the Company’s shareholders or until his successor is elected and qualified, subject to his earlier resignation or removal. Mr. Catlin has been appointed to serve as chairperson of the Audit Committee and to serve as a member of the Compensation Committee and the Nominating and Governance Committee.

Mr. Catlin has served as a director of Corbus Pharmaceutical Holdings, Inc. (Nasdaq: CRBP), a public biopharmaceutical company since 2014. From January 2000 to June 2017, Mr. Catlin served as Senior Vice President, Chief Financial Officer, and Secretary of Celldex Therapeutics, Inc. (Nasdaq: CLDX), a public biopharmaceutical company. Prior to joining Celldex Therapeutics, Inc. in January 2000, he served as Vice President, Operations and Finance, and Chief Financial Officer of Endogen, Inc., a public life science research products company, from 1996 to 1999. From 1992 to 1996, he held various financial positions at Repligen Corporation, a public biopharmaceutical company, serving the last two years as Chief Financial Officer. Earlier in his career, he held the position of Chief Financial Officer at MediSense, Inc., a Massachusetts-based medical device company. Mr. Catlin received his B.A. degree from the University of Virginia and M.B.A. from Babson College and is a Certified Public Accountant.

In accordance with the Company’s non-employee director compensation policy, Mr. Catlin will receive an annual cash retainer fee of $30,000, an annual cash retainer fee of $15,000 for service as chairperson of the Audit Committee, an annual cash retainer fee of $5,000 for serving on the Compensation Committee, and an annual cash retainer fee of $5,000 for serving on the Nominating and Governance Committee. All fees will be pro-rated for the current year. Mr. Catlin will also receive an initial option grant to purchase 128,981 shares of the Company’s common stock upon commencement of his position as director.

The Company will enter into an indemnification agreement with Mr. Catlin (the “Indemnification Agreement”), in the Company’s standard form which has been previously entered into by the Company with each of the Company’s directors and executive officers, the form of which was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 9, 2018.

Item 7.01	Regulation FD.

On September 5, 2018, the Company issued a press release announcing the appointment of Mr. Catlin to its Board of Directors. A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press Release issued by Provention Bio, Inc. September 5, 2018

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Provention Bio, Inc.

Date: September 5, 2018	By:	/s/ Andrew Drechsler
Andrew Drechsler
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description.

99.1	Press Release issued by Provention Bio, Inc. September 5, 2018